POWER OF ATTORNEY

We, the undersigned Trustees and officers of Putnam New Opportunities Fund and Putnam Vista Fund, hereby severally constitute and appoint John Hill, George Putnam III, Jonathan S. Horwitz, John W. Gerstmayr and Bryan Chegwidden, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-14 of Putnam New Opportunities Fund (relating to its proposed acquisition of Putnam Vista Fund) and any and all amendments (including post-effective amendments) to the Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

Signature	Title	Date

/s/ John A. Hill	Chairman of the Board and Trustee	June 11, 2010

John A. Hill

/s/ Jameson A. Baxter	Vice Chairman of the Board and	June 11, 2010
Trustee
Jameson A. Baxter

/s/ Robert L. Reynolds	President and Trustee	June 11, 2010

Robert L. Reynolds

/s/ Jonathan S. Horwitz	Executive Vice President, Treasurer,	June 11, 2010
Compliance Liaison and Principal
Jonathan S. Horwitz	Executive Officer

/s/ Steven D. Krichmar	Vice President and Principal	June 11, 2010
Financial Officer
Steven D. Krichmar

/s/ Janet C. Smith	Vice President, Assistant Treasurer	June 11, 2010
and Principal Accounting Officer
Janet C. Smith

/s/ Ravi Akhoury	Trustee	June 11, 2010

Ravi Akhoury

/s/ Charles B. Curtis	Trustee	June 11, 2010

Charles B. Curtis

/s/ Robert J. Darretta	Trustee	June 11, 2010

Robert J. Darretta

/s/ Myra R. Drucker	Trustee	June 11, 2010

Myra R. Drucker

/s/ Paul L. Joskow	Trustee	June 11, 2010

Paul L. Joskow

/s/ Elizabeth T. Kennan	Trustee	June 11, 2010

Elizabeth T. Kennan

/s/ Kenneth R. Leibler	Trustee	June 11, 2010

Kenneth R. Leibler

/s/ Robert E. Patterson	Trustee	June 11, 2010

Robert E. Patterson

/s/ George Putnam, III	Trustee	June 11, 2010

George Putnam, III

/s/ W. Thomas Stephens	Trustee	June 11, 2010

W. Thomas Stephens

/s/ Richard B. Worley	Trustee	June 11, 2010

Richard B. Worley